Investor Relations Contact
Anshul Maheshwari
Vice President, Treasury and Investor Relations
+1 (650) 424-5163
investors@varian.com

Press Contact
Kathy Conner
Vice President, Global Corporate Marketing
+1 (650) 424-5695
kathy.conner@varian.com
FOR IMMEDIATE RELEASE
Varian Reports Results for First Quarter of Fiscal Year 2021

First Quarter 2021 Summary
•Oncology Systems gross orders grew 2% in dollars or 1% in constant currency in the quarter; trailing twelve months gross orders down 5% in dollars or 6% in constant currency
•13 EthosTM orders received, including 8 in the Americas, 4 in EMEA, and 1 in Asia-Pacific
•1 Proton order awarded in China
•Total company revenues down 6% in dollars, or 8% in constant currency, to $779 million
•GAAP operating earnings grew 7% at 15.1% of revenues; non-GAAP operating earnings grew 1% at 17.5% of revenues
•GAAP net earnings per diluted share of $1.05; non-GAAP net earnings per diluted share of $1.14
•Cash flows from operations of $141 million, up 26%
All growth rates are year-over-year. Any reference to dollars is US dollars.

PALO ALTO, Calif. - January 26, 2021 - Varian (NYSE: VAR) today announced its first quarter fiscal year 2021 results.

“I am pleased with our solid start to the fiscal year, especially given the current global landscape due to the pandemic. Our performance in the quarter reflects the unwavering focus of our employees to deliver critical cancer care solutions for our customers.” said Dow Wilson, Chief Executive Officer of Varian. “Our long-term fundamentals remain strong and we are excited about the opportunity to shape the future of cancer care with the pending combination with Siemens Healthineers.”

As previously announced on August 2, 2020, Varian entered into a definitive agreement to combine with Siemens Healthineers AG (Frankfurt: SHL) in an all-cash transaction valued at $16.4 billion on a fully diluted basis. On October 15, 2020, Varian’s stockholders voted in favor of the proposal to adopt the merger agreement with Siemens Healthineers. The transaction is expected to close in the first half of calendar year 2021, subject to regulatory approvals and other customary closing conditions.

Summary

(Dollars and shares in millions, except per share amounts)	Q1 2021	Q1 2020	Y/Y
Revenues	$778.8	$828.9	(6)%
Gross margin as a percentage of revenues	46.1%	44.2%	190 bps
GAAP net earnings attributable to Varian	$96.5	$88.2	9%
GAAP net earnings per share - diluted	$1.05	$0.96	9%
Net cash provided by operating activities	$141.4	$112.6	26%
Non-GAAP net earnings attributable to Varian (1)	$105.3	$106.6	(1)%
Non-GAAP net earnings per share - diluted (1)	$1.14	$1.16	(2)%
Shares used in computing GAAP and non-GAAP net earnings per diluted share	92.2	91.7
(1)Non-GAAP net earnings and non-GAAP net earnings per diluted share are defined as GAAP net earnings and GAAP net earnings per diluted share adjusted to exclude the amortization of intangible assets and amortization of inventory step-up, acquisition and integration-related expenses or benefits and in-process research and development, impairment charges, restructuring charges, significant litigation charges or benefits, legal costs, gains and losses on equity investments, and significant non-recurring tax expense or benefits. Reconciliation of GAAP and non-GAAP financial measures can be found at the end of the press release.

The company ended the quarter with $773 million in cash and cash equivalents and $210 million in debt. Net cash provided by operating activities was $141 million in the quarter.

Oncology Systems Segment
Oncology Systems revenues totaled $744 million, down 5%. Gross orders were $789 million, up 2%. Gross orders in the Americas were down 4%, with flat growth in North America. In EMEA, gross orders grew 21%. In Asia-Pacific, gross orders were down 12%.

Proton Solutions Segment
Proton Solutions revenues totaled $26 million, down 7%. The company received one new system order in the quarter.

Other Segment
Revenues for the Other segment were $9 million, down 54%. The Other segment is comprised of the Interventional Solutions business, including cryoablation, embolic microspheres, and microwave ablation. Additionally, it includes investments in cardiac radioablation.

Non-GAAP Adjustments
This quarter, our GAAP net earnings and GAAP EPS included a $9.4 million benefit from change in fair value from our public equity investments and $4.9 million in costs related to the proposed acquisition by Siemens Healthineers. As a reminder, in the first quarter of fiscal year 2020, GAAP net earnings and GAAP EPS included a charge of $8.8 million for a change in the fair value of contingent consideration.

Investor Conference Call
In light of the pending transaction with Siemens Healthineers, Varian will not be hosting a conference call for its first quarter of fiscal year 2021 earnings.

# # #

About Varian
At Varian, we envision a world without fear of cancer. For more than 70 years, we have developed, built and delivered innovative cancer care technologies and solutions for our clinical partners around the globe to help them treat millions of patients each year. With an Intelligent Cancer Care approach, we are harnessing advanced technologies like artificial intelligence, machine learning and data analytics to enhance cancer treatment and expand access to care. Our 10,000 employees across 70 locations keep the patient and our clinical partners at the center of our thinking as we power new victories in cancer care. Because, for cancer patients everywhere, their fight is our fight. For more information, visit http://www.varian.com and follow @VarianMedSys on Twitter.

Forward-Looking Statements
Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning the timing of the company’s acquisition by Siemens Healthineers; the company’s long-term growth and value creation strategies future orders, backlog, liquidity, capital allocation priorities, and the continued impact of the COVID-19 pandemic on our business; and any statements using the terms “could,” "believe," "expect," “promising,” “outlook,” “should,” “well-positioned,” “will” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the continuing impact of the COVID-19 pandemic on our business, including but not limited to, the impact on our workforce, operations, supply chain, demand for our products and services, and our financial results and condition; our ability to successfully manage the challenges associated with the COVID-19 pandemic; our ability to achieve expected synergies from acquisitions; risks associated with integrating recent acquisitions; global economic conditions and changes to trends for cancer treatment regionally; currency exchange rates and tax rates; the impact of the Tax Cuts and Jobs Act; the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; recent and potential future tariffs, cross-border trade restrictions or a global trade war; demand for and delays in delivery of the company’s products; the company’s ability to develop, commercialize and deploy new products; the company’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; changes in regulatory environments; risks associated with the company providing financing for the construction and start-up operations of particle therapy centers, challenges associated with commercializing the company’s Proton Solutions business; challenges to public tender awards and the loss of such awards or other orders; the effect of adverse publicity; the company’s reliance on sole or limited-source suppliers; the company’s ability to maintain or increase margins; the impact of competitive products and pricing; the potential loss of key distributors or key personnel; challenges related to entering into new business lines; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Siemens Healthineers; the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the merger; risks related to disruption of management’s attention from the company’s ongoing business operations due to the merger; the effect of the announcement of the merger on the ability of the company to retain and hire key personnel and maintain relationships with its customers, suppliers, distributors and others with whom it does business, or on its operating results and business generally; the ability to meet expectations regarding the timing and completion of the merger; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our Form 10-K for the year ended October 2, 2020 and subsequent Forms 8-K and 10-Q filed with the Securities and Exchange Commission. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

Varian has not filed its Form 10-Q for the quarter ended January 1, 2021. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments, completion of purchase accounting, or changes in accounting estimates, that are identified prior to the time the company files the Form 10-Q.

Varian Medical Systems, Inc. and Subsidiaries
Preliminary Condensed Consolidated Statements of Earnings
(Unaudited)

(Dollars and shares in millions, except per share amounts)	Q1 2021	Q1 2020
Gross orders	$853.7	$818.6
Oncology Systems	789.4	773.8
Proton Solutions	55.6	25.9
Other	8.7	18.9
Order backlog	3,381.7	3,305.3
Revenues	778.8	828.9
Oncology Systems	744.5	782.4
Proton Solutions	25.6	27.6
Other	8.7	18.9
Cost of revenues	419.8	462.1
Gross margin	359.0	366.8
As a percentage of revenues	46.1%	44.2%
Operating expenses
Research and development	72.2	67.1
Selling, general and administrative	161.9	177.0
Acquisition-related expenses	7.7	12.7
Operating earnings	117.2	110.0
As a percentage of revenues	15.1%	13.3%
Interest income (expense)	1.5	(1.7)
Other income, net	5.7	4.4
Earnings before taxes	124.4	112.7
Taxes on earnings	27.6	23.8
Net earnings	96.8	88.9
Less: Net earnings attributable to non-controlling interests	0.3	0.7
Net earnings attributable to Varian	$96.5	$88.2

Net earnings per share - basic	$1.06	$0.97
Net earnings per share - diluted	$1.05	$0.96

Shares used in the calculation of net earnings per share:
Weighted average shares outstanding - basic	91.4	90.9
Weighted average shares outstanding - diluted	92.2	91.7

Varian Medical Systems, Inc. and Subsidiaries
Preliminary Condensed Consolidated Balance Sheets
(Unaudited)

(In millions)	January 1,	October 2,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$773.3	$766.1
Trade and unbilled receivables, net	1,029.3	1,066.1
Inventories	571.7	516.3
Prepaid expenses and other current assets	267.0	254.8
Total current assets	2,641.3	2,603.3

Property, plant and equipment, net	346.5	344.9
Operating lease right-of-use assets	119.5	121.0
Goodwill	627.7	623.9
Intangible assets	265.0	271.3
Deferred tax assets	65.4	81.5
Other assets	460.7	416.3
Total assets	$4,526.1	$4,462.2

Liabilities and Equity
Current liabilities:
Accounts payable	$206.5	$194.9
Accrued liabilities	482.7	522.4
Deferred revenues	845.7	782.2
Short-term borrowings	210.0	355.0
Total current liabilities	1,744.9	1,854.5
Long-term lease liabilities	101.7	101.1
Other long-term liabilities	431.7	421.8
Total liabilities	2,278.3	2,377.4

Equity:
Varian stockholders’ equity:
Common stock	91.8	91.2
Capital in excess of par value	997.7	937.0
Retained earnings	1,225.6	1,133.0
Accumulated other comprehensive loss	(76.8)	(85.7)
Total Varian stockholders’ equity	2,238.3	2,075.5
Non-controlling interests	9.5	9.3
Total equity	2,247.8	2,084.8
Total liabilities and equity	$4,526.1	$4,462.2

Discussion of Non-GAAP Financial Measures
This press release includes the following non-GAAP financial measures derived from our Condensed Consolidated Statements of Earnings: non-GAAP operating earnings, non-GAAP net earnings and non-GAAP net earnings per diluted share. We define non-GAAP operating earnings as operating earnings excluding amortization of intangible assets and amortization of inventory step-up, acquisition and integration-related expenses or benefits and in-process research and development, restructuring charges, impairment charges, significant litigation charges or benefits and legal costs. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. We have provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability and limited visibility of the excluded items discussed below.
We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operations of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Non-GAAP operating earnings and non-GAAP net earnings exclude the following items, except for gains and losses on equity investments, and significant non-recurring tax expense or benefit, which are only excluded from non-GAAP net earnings:
Amortization of intangible assets and amortization of inventory step-up: We do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to intangible assets, the step-up of inventory values, and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of intangible assets and amortization of inventory step-up allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.
Acquisition and integration-related expenses or benefits and in-process research and development: We incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, hedging gains and losses, changes in the fair value of contingent consideration liabilities, gains or expenses on settlement of pre-existing relationships, integration costs, breakup fees, and the write-off of in-process research and development. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operations of our on-going business.
Impairment and restructuring charges: We incur impairment and restructuring charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.
Significant litigation charges or benefits and legal costs: We may incur charges or benefits as well as legal costs from time to time related to litigation and other contingencies. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results.
Gains and losses on equity investments: We may incur gains and losses from our equity investments in public and privately-held companies. We do not trade equity investments, and we do not plan on these investments for the funding of ongoing operations. We exclude such gains and losses because we do not believe they are reflective of our core business.
Significant non-recurring tax expense or benefit: We may incur a significant tax expense or benefit as a result tax legislation and/or a change in judgment about the need for a valuation allowance that are generally unrelated to the level of business activity in the period in which these tax effects are reported. We exclude such expenses or benefits from our non-GAAP net earnings because we believe they do not accurately reflect the underlying performance of our continuing business operations.

We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures, other than when the underlying item has a materially different tax treatment.

The following table reconciles GAAP and non-GAAP financial measures:

Varian Medical Systems, Inc. and Subsidiaries
Reconciliation of Preliminary GAAP and Non-GAAP Financial Measures
(Unaudited)

(Dollars and shares in millions, except per share amounts)	Q1 2021	Q1 2020
Non-GAAP adjustments
Amortization of intangible assets and inventory step-up (1)	$9.6	$9.8
Acquisition-related expenses (2)	7.7	12.7
Restructuring charges	0.7	—
Litigation charges and legal costs	1.9	2.1
Other	(0.7)	—
Total non-GAAP adjustments to operating earnings	19.2	24.6
Gain on equity investments (3)	(8.6)	(1.4)
Tax effects of non-GAAP adjustments	(1.8)	(3.2)
Significant effects of tax legislation (4)	—	(1.6)
Total net earnings impact from non-GAAP adjustments	$8.8	$18.4
Operating earnings reconciliation
GAAP operating earnings	$117.2	$110.0
Total operating earnings impact from non-GAAP adjustments	19.2	24.6
Non-GAAP operating earnings	$136.4	$134.6
Net earnings and net earnings per diluted share reconciliation
GAAP net earnings attributable to Varian	$96.5	$88.2
Total net earnings impact from non-GAAP adjustments	8.8	18.4
Non-GAAP net earnings attributable to Varian	$105.3	$106.6
GAAP net earnings per share - diluted	$1.05	$0.96
Non-GAAP net earnings per share - diluted	$1.14	$1.16
Shares used in computing GAAP and non-GAAP net earnings per diluted share	92.2	91.7

(1)Includes $1.5 million and $2.2 million respectively, in cost of revenues for the periods presented.
(2)Includes $4.9 million in costs related to the proposed acquisition by Siemens Healthineers in the first quarter of fiscal year 2021. Includes an $8.8 million change in the fair value of contingent consideration in the first quarter of fiscal year 2020.
(3)Includes a $9.4 million benefit from change in fair value from our public equity investments in the first quarter of fiscal year 2021.
(4)Represents a one-time tax effect of a change in legislation related to the U.S. Tax Cuts and Jobs Act.